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                                                                     EXHIBIT 3.5
                               DEPARTMENT OF STATE

                                THE STATE OF OHIO

                           ANTHONY J. CELEBREZZE, JR.
                               Secretary of State

                                     565964


                                   CERTIFICATE


IT IS HEREBY CERTIFIED that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD CHIN of:


         GRALEIC, INC. FORMERLY GRAELICK, INC.





                 Recorded on Roll      E867              at Frame   0358      of
                 the Records of Incorporation and Miscellaneous Filings.





                 WITNESS MY HAND AND THE SEAL OF THE SECRETARY OF STATE, AT THE
                 CITY OF COLUMBUS, OHIO, THIS     12th            DAY OF   FEB,
                 A.D. 1981     .






                 ANTHONY J. CELEBREZZE, JR.
                 SECRETARY OF STATE



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Prescribed by                                                 Shares ___________
ANTHONY J. CELEBREZZE, JR.        E867-0358                   Approved by ______
Secretary of State                                            Date _____________
                                                              Fees______________


                            CERTIFICATE OF AMENDMENT
                                (BY SHAREHOLDERS)
                       TO THE ARTICLES OF INCORPORATION OF

                                 GRAELICK, INC.
                              (Name of Corporation)

                                         ( ) Chairman of Board
      HELEN STOCKS         , who is      (x) President               (check one)
                                         ( ) Vice President

and    GERALD STOCKS       , who is      (x) Secretary               (check one)
                                         ( ) Assistant Secretary

of the above named Ohio corporation for profit with its principal location at 5357 Mill Creek Lane, North Ridgeville, Ohio do hereby certify that: (check the appropriate box and complete appropriate statements)


                  ____         a meeting of the shareholders was duly called and
                  ____         held on       , 19 , at which meeting a quorum of
                               the shareholders was present in person or by
                               proxy, and by the affirmative vote of the holders
                               of shares entitling them to exercise   % of the
                               voting power of the corporation,

                    X          in writing signed by all of the shareholders who
                  ____         would be entitled to a notice of a meeting held
                               for that purpose,

the following resolution was adopted to amend the articles:

That the name of the corporation be changed from Graelick, Inc. to Graelic, Inc.



         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this __________ day of January, 1981.

                                                 /s/ Helen Stocks
                                                    (President)

                                                 /s/ Gerald Stocks
                                                    (Secretary)

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NOTE:    Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.



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                            UNITED STATES OF AMERICA,
                                 STATE OF OHIO,
                        OFFICE OF THE SECRETARY OF STATE


                  I, BOB TAFT, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 1 pages, as taken from the original record now in my official custody as Secretary of State.

                                    WITNESS my hand and official seal at
                                    Columbus, Ohio, this 27th day of March AD
                                    1998


                                    /s/ Bob Taft
                                                                        BOB TAFT
                                                              Secretary of State


                                  by:  /s/

   NOTICE: This is an official certification only when reproduced in red ink.


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
                               DEPARTMENT OF STATE

                                THE STATE OF OHIO

                           ANTHONY J. CELEBREZZE, JR.
                               Secretary of State

                                     565964


                                   CERTIFICATE


IT IS HEREBY CERTIFIED that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARF of:


         GRAELICK, INC.





          Recorded on Roll      E844              at Frame   1955      of
          the Records of Incorporation and Miscellaneous Filings.





          WITNESS MY HAND AND THE SEAL OF THE SECRETARY OF STATE, AT THE CITY OF COLUMBUS, OHIO, THIS 15th DAY OF DEC, A.D. 1980.






          ANTHONY J. CELEBREZZE, JR.
          SECRETARY OF STATE




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                            ARTICLES OF INCORPORATION

                                       OF

                                 GRAELICK, INC.



         The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. Of the Revised Code of Ohio, do hereby certify:

         FIRST. The name of said corporation shall be GRAELICK, INC.

         SECOND. The place in Ohio where its principal office is to be located is 5357 Mills Creek Lane, North Ridgeville, Lorain County, Ohio.

         THIRD. The purposes for which it is formed are:

         To engage in advertising, marketing and consulting work in connection therewith and any other lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH. The maximum number of shares which the Corporation is authorized to have outstanding is Seven Hundred Fifty Dollars ($750.00), all of which shall be Common shares without par value.

         The designation and the powers, preferences and rights of each class of stock of the Corporation, and the qualifications, limitations or restrictions thereof, shall be as follows:

         (a) Except as may be provided by statute, the Common Stock shall have equal voting powers and the holders thereof shall be entitled to one
         (1) vote in person or by proxy for each share of stock held.

         (b) The shares of stock of this Corporation shall be issued only upon the full payment of the sums represented by them.

         (c) No holder of shares of the Corporation shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any class whether such shares or such class be now or hereafter authorized.

         (d) Out of any surplus or net profits of the Corporation, dividends may be declared and paid on the Common Stock when and as declared by the Board of Directors;

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         (e) Notwithstanding any provision of the General Corporation Law of
         Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise Two-Thirds (2/3) of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, or otherwise herein stated, may be taken by vote or consent of the holders of shares entitling them to exercise a majority of voting power of the Corporation or of such class of shares thereof.

         (f) On the death or adjudication of incompetency of any stockholder, the shares owned by such stockholder shall be purchased by the Corporation at the fair market value determined by the Board of Directors.

         FIFTH. Any article in these Articles of Incorporation shall be subject to amendment or repeal, and new articles may be made by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at any annual meeting or at any special meeting, provided notice of the proposed amendment or repeal or of the proposed new articles be included in the notice of such meeting.

         SIXTH. This Corporation may be dissolved at any time by an affirmative vote of stockholders of Common Stock holding Fifty One Percent (51%) of its voting capital stock at a meeting of such stockholders called for that purpose in the manner not inconsistent with law. In the event of such dissolution, the affairs of the corporation shall be wound up in the manner provided in the Articles of Incorporation.

         SEVENTH. The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling shareholder or shareholders.

         EIGHTH. A Director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction, contract or act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any Director or Officer or any firm of which such Director of Officer is a member or any corporation of which such Director or Officer is a shareholder, Director or Officer is in any way _______
________________________________________________________________________
Director, Officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract, transaction, or act shall be taken, nor shall any such Director or officer be accountable or responsible to the Corporation for or in respect of any such transaction, contract or act of the Corporation, or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a shareholder, officer or Director, is interested in such

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transaction, contract or act and any such Director or Officer, if such Officer is a Director, may be counted in determining the existence of quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such contract, transaction, contract or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is shareholder, officer or director, were not interested in such transaction, contract or act.

         NINTH. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the Directors.

         TENTH. The amount of stated capital with which the Corporation shall begin business is Seven Hundred Fifty Dollars ($750.00).


         IN WITNESS WHEREOF, I have hereunto subscribed my name this 9th day of December, 1980.



                                         ---------------------------------------
                                         JON R. BURNEY

                                         ---------------------------------------
                                         JOHN E. SHEPHERD

                                         ---------------------------------------
                                         DOLORES M. LEDERER



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                          ORIGINAL APPOINTMENT OF AGENT

                                       OF

                                 GRAELICK, INC.


                  The undersigned, being all of the Incorporators of GRAELICK, INC. hereby appoint JON R. BURNEY, a natural person residing in the County in which the corporation's principal office is located, as agent for said corporation, upon whom any process, notice or demand required or permitted by statute, to be served upon the corporation, may be served. His complete address is:

                     Suburban West building, Suite 205
                          20800 Center Ridge Road
                          Rocky River, Ohio 44116


                                -----------------------------------------
                                JON R. BURNEY


                                -----------------------------------------
                                JOHN E. SHEPHERD


                                -----------------------------------------
                                DOLORES M. LEDERER


                                   * * * * * *

                                                              Cleveland, Ohio
                                                     Date:    December 11, 1980

Gentlemen:

         I hereby accept appointment as agent for your corporation upon whom all process, tax notices or demands may be served.

                                -----------------------------------------
                                JON R. BURNEY





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                            UNITED STATES OF AMERICA,
                                 STATE OF OHIO,
                        OFFICE OF THE SECRETARY OF STATE


                  I, BOB TAFT, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 4 pages, as taken from the original record now in my official custody as Secretary of State.

                          WITNESS my hand and official seal at Columbus,
                          Ohio, this      27th       day of
                                                  March            AD 1998

                                          /s/ Bob Taft
                                                          BOB TAFT
                                                Secretary of State


                          By:              /s/

   NOTICE: This is an official certification only when reproduced in red ink.


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